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EXHIBIT 31.2

                                 CERTIFICATIONS

I, Robert Dietrich, Chief Accounting Officer of Dalrada Financial Corporation, certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB of Dalrada Financial Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Dalrada Financial Corporation as of, and for, the periods presented in this report;

4. Dalrada Financial Corporation's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Dalrada Financial Corporation's auditors and the audit committee of Dalrada Financial Corporation's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Dalrada Financial Corporation 's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in Dalrada Financial Corporation's internal control over financial reporting.



Date: May 22, 2006

/s/ Robert Dietrich
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Robert Dietrich
Chief Accounting Officer